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                                                                  Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Post-Effective Amendment No. 6 to Registration Statement No. 333-153900 on Form N-1A of our report dated December 21, 2009, relating to the financial statements and financial highlights of Van Kampen Trust II, including Van Kampen Global Bond Fund and Van Kampen Global Tactical Asset Allocation Fund, appearing in the Annual Reports to Shareholders on Form N-CSR of Van Kampen Trust II for the period from December 31, 2008 (commencement of operations) through October 31, 2009 for Van Kampen Global Bond Fund and for the period from December 29, 2008 (commencement of operations) through October 31, 2009 for Van Kampen Global Tactical Asset Allocation Fund and to the references to us under the headings "Financial Highlights" in each Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois
February 23, 2010